Exhibit 5.1

Paul, Weiss Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

212-373-3000

212-757-3990

September 14, 2018

Talos Production LLC

Talos Production Finance Inc.

333 Clay Street, Suite 3300

Houston, TX 77002

Registration Statement on Form S-4

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-4 (the “Registration Statement”) of Talos Production LLC, a Delaware limited liability company (the “Company”), Talos Production Finance Inc., a Delaware corporation (the “Co-Issuer”, and together with the Company, the “Issuers”), Talos Energy Inc., a

Talos Production LLC
Talos Production Finance Inc.	2

Delaware corporation and parent of the Company, as a guarantor (the “Parent Guarantor”), the persons listed on Schedule I hereto (each, a “Delaware LLC Guarantor”) and the person listed on Schedule II hereto (the “Delaware Corporation Guarantor”, and together with the Delaware LLC Guarantors and the Parent Guarantor, the “Guarantors”), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”), you have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of the Issuers’ $390,867,820 aggregate principal amount of 11.00% Second-Priority Senior Secured Notes due 2022 (the “Exchange Notes”) and the guarantees of the Exchange Notes by the Guarantors (the “Guarantees”).

The Exchange Notes and the Guarantees are to be offered in exchange for the Issuers’ outstanding $390,867,820 aggregate principal amount of 11.00% Second-Priority Senior Secured Notes due 2022 (the “Initial Notes”) and the guarantees of the Initial Notes by the Guarantors. The Exchange Notes and the Guarantees will be issued by the Issuers in accordance with the terms of the Indenture, dated as of May 10, 2018, among the Issuers, the Guarantors and Wilmington Trust, National Association, as trustee and collateral agent, as supplemented by Supplemental Indenture No. 1 thereto, dated as of September 12, 2018 (as supplemented, the “Indenture”).

Talos Production LLC
Talos Production Finance Inc.	3

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1. the Registration Statement;

2. the Indenture, included as Exhibit 4.1 to the Registration Statement;

3. the form of Exchange Note, included as Exhibit 4.4 to the Registration Statement; and

4. the Registration Rights Agreement, dated as of May 10, 2018 (the “Registration Rights Agreement”), among the Issuers, the Guarantors and the initial purchasers named therein, included as Exhibit 4.3 to the Registration Statement.

In addition, we have examined (i) such limited liability company records of the Company and each Delaware LLC Guarantor that we have considered appropriate, including a copy of the certificate of formation, as amended, and operating agreement, as amended, of the Company and each Delaware LLC Guarantor, certified by the Company and the applicable Delaware LLC Guarantor as in effect on the date of this letter, and copies of resolutions of the board of managers (or the sole or managing member) of the Company and each Delaware LLC Guarantor relating to the issuance of the Exchange Notes and the Guarantees, certified by the Company and the applicable Delaware LLC Guarantor, (ii) such corporate records of the Co-Issuer, the Parent Guarantor and the Delaware Corporation Guarantor that we have considered appropriate, including a copy of the certificate of incorporation, as amended, and by-laws, as amended, of the Co-

Talos Production LLC
Talos Production Finance Inc.	4

Issuer, the Parent Guarantor and the Delaware Corporation Guarantor, certified by the Co-Issuer, the Parent Guarantor and the Delaware Corporation Guarantor as in effect on the date of this letter, and copies of resolutions of the board of directors of the Co-Issuer, the Parent Guarantor and the Delaware Corporation Guarantor relating to the issuance of the Exchange Notes and the Guarantees, certified by the Co-Issuer, the Parent Guarantor and the Delaware Corporation Guarantor, as applicable, and (iii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Issuers and the Guarantors made in the Documents and upon certificates of public officials and the officers of the Issuers and the Guarantors.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete. We have also assumed, without independent investigation, (i) that the Exchange Notes and Guarantees will be issued as described in the Registration Statement and (ii) that the Exchange Notes and Guarantees will be in substantially the form attached to the Registration Statement and the Indenture and that any information omitted from such form will be properly added.

Talos Production LLC
Talos Production Finance Inc.	5

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

1. When duly issued, authenticated and delivered against the surrender and cancellation of the Initial Notes as set forth in the Registration Statement and in accordance with the terms of the Indenture and the Registration Rights Agreement, the Exchange Notes will constitute legal, valid and binding obligations of the Issuers enforceable against the Issuers in accordance with their terms, except that the enforceability of the Exchange Notes may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

2. When the Exchange Notes are duly issued, authenticated and delivered against the surrender and cancellation of the Initial Notes as set forth in the Registration Statement and in accordance with the terms of the Indenture and the Registration Rights Agreement, the Guarantees will constitute legal, valid and binding obligations of each of the Guarantors enforceable against each of the Guarantors in accordance with their terms, except that enforceability of the Guarantees may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

Talos Production LLC
Talos Production Finance Inc.	6

The opinions expressed above are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Limited Liability Company Act of the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

Schedule I

Delaware LLC Guarantors

Talos Energy Operating Company LLC

Talos Energy Operating GP LLC

Talos Energy Offshore LLC

Talos ERT LLC

CKB Petroleum, LLC

Talos Gulf Coast LLC

Talos Gulf Coast Offshore LLC

Talos Gulf Coast Onshore LLC

Talos Energy International LLC

Talos Petroleum LLC

Talos Management Intermediary LLC

Talos Management Holdings LLC

Talos Energy LLC

Stone Energy Holding, L.L.C.

Talos Resources LLC

Talos Energy Phoenix LLC

Talos Energy Holdings LLC

Schedule II

Delaware Corporation Guarantor

Talos Argo Inc.